UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2009

Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398

333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On September 23, 2009, Exelon Generation Company, LLC (Generation) issued and sold $1,500,000,000 in aggregate principal amount of senior notes (Senior Notes). See Item 2.03 below for a description of those senior notes and related agreements.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 23, 2009, Generation issued and sold $1,500,000,000 in aggregate principal amount of Senior Notes. The Senior Notes were issued under an indenture, dated as of September 28, 2007 (Indenture), between Generation and U.S. Bank National Association, as trustee. Reference is made to the terms of the indenture filed as Exhibit 4.3.

The proceeds of the Senior Notes will be used after deducting underwriters’ discounts and commissions and other estimated fees and expenses, to (1) finance Generation’s purchase of its 6.95% Senior Notes due June 15, 2011 tendered pursuant to Generation’s cash offer to purchase those notes and (2) for other general corporate purposes, including a distribution of approximately $550 million to Exelon Corporation (Exelon) to fund a portion of Exelon’s purchase of its 6.75% Senior Notes due May 1, 2011 tendered pursuant to Exelon’s cash offer to purchase those notes.

The Senior Notes were issued and sold in the following amounts and in the following two series and bear interest at the following interest rates, respectively:

$600,000,000 5.20% Senior Notes due 2019, and

$900,000,000 6.25% Senior Notes due 2039.

Interest will accrue on the Senior Notes from September 23, 2009 or from the most recent interest payment date to which interest has been paid or provided for. Interest is payable semi-annually on April 1 and October 1, beginning April 1, 2009.

The Senior Notes are redeemable at any time at Generation’s option at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Senior Notes being redeemed; or

(2)	the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus, as applicable, 30 basis points (in the case of the 5.20% Senior Notes due 2019) and 30 basis points (in the case of the 6.25% Senior Notes due 2039), plus accrued interest on the principal amount being redeemed to the redemption date.

Redemption of the Senior Notes of one series may be made without the redemption of the Senior Notes of any other series.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the series of the Senior Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by the trustee after consultation with Generation.

“Reference Treasury Dealer” means each of Barclays Capital Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, and two other primary U.S. Government securities dealers in The City of New York (Primary Treasury Dealer) selected by Generation. If any Reference Treasury Dealer shall cease to be a Primary Treasury Dealer, Generation will substitute another Primary Treasury Dealer for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Generation will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of Senior Notes to be redeemed.

Unless Generation defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

Covenants

Mergers and Consolidations

For so long as any Senior Notes remain outstanding, Generation may not consolidate with or merge with or into any other person, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, and Generation will not permit any person to consolidate with or merge with or into Generation, unless:

•	immediately prior to and immediately following such consolidation, merger, sale or lease, no Event of Default under the Indenture shall have occurred and be continuing; and

•

Generation is the surviving or continuing entity, or the surviving or continuing entity or entity that acquires by sale, conveyance, transfer or lease is organized in the United States or under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States and in either case expressly assumes the payment and performance of all of our obligations under the Indenture and the Senior Notes.

Limitation on Liens

For so long as any Senior Notes remain outstanding, Generation may not issue, assume, guarantee or permit to exist any Indebtedness secured by any lien on any of its property, whether owned on the date that the Senior Notes are issued or thereafter acquired, without in any such case effectively securing the outstanding Senior Notes (together with, if Generation shall so determine, any other Indebtedness of or guaranteed by

Generation ranking equally with the Senior Notes) equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); provided that the foregoing restriction shall not apply to the following permitted liens:

(1)	pledges or deposits in the ordinary course of business in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds;

(2)	liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens, arising in the ordinary course of business;

(3)	liens for property taxes being contested in good faith;

(4)	minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use;

(5)	liens on property existing at the time of acquisition thereof by Generation, or to secure any Indebtedness incurred by Generation prior to, at the time of, or within 90 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of the property, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price or construction or improvements;

(6)	liens to secure purchase money Indebtedness not in excess of the cost or value of the property acquired;

(7)	liens securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing or the District of Columbia, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations; and

(8)	other liens to secure Indebtedness so long as the amount of outstanding Indebtedness secured by liens pursuant to this clause (8) does not exceed 10% of Generation’s consolidated net tangible assets.

The Indenture does not limit Generation’s Subsidiaries’ ability to issue, assume, guarantee or permit to exist any Indebtedness secured by any lien on any of such Subsidiary’s property, whether owned on the date the Senior Notes are issued or thereafter acquired, provided that such Indebtedness is limited in recourse only to such Subsidiary.

As used in this report, “Indebtedness” of any person means (1) all indebtedness of such person for borrowed money, (2) all obligations of such person evidenced by senior notes, debentures, notes or other similar instruments, (3) all obligations of such person to pay the deferred purchase price of property or services, (4) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of the default are limited to repossession or sale of such property), (5) all capital lease obligations of such person (excluding leases of property in the ordinary course of business), and (6) all Indebtedness of the type referred to in clauses (1) through (5) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property.

As used in this report, “Subsidiary” means any corporation or other entity of which sufficient voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) are at the time directly or indirectly held by Generation.

Restriction on Sales and Leasebacks

For so long as any Senior Notes remain outstanding, Generation may not enter into any sale and leaseback transaction with any Subsidiary. In addition, Generation may not enter into any sale and leaseback transaction unless it complies with this restrictive covenant. A “sale and leaseback transaction” generally is an arrangement between Generation and a Subsidiary, bank, insurance company or other lender or investor where Generation leases real or personal property which was or will be sold by Generation to that Subsidiary, lender or investor.

Generation can comply with this restrictive covenant if it meets either of the following conditions:

•	the sale and leaseback transaction is entered into prior to, concurrently with or within 90 days after the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operations of the property; or

•	Generation could otherwise grant a lien on the property as a permitted lien described in “Limitation on Liens” above.

Additional Events of Default

In addition to the events of default described in the Indenture, an event of default under the Senior Notes will include:

•	an event of default, as defined in any of Generation’s instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of Generation that has resulted in the acceleration of such Indebtedness, or any default occurring in payment of any such Indebtedness at final maturity (and after the expiration of any applicable grace periods), other than such Indebtedness the principal of which, and interest on which, does not individually, or in the aggregate, exceed $100,000,000; or

•	one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money shall be rendered against Generation or any of its properties in an aggregate amount in excess of $100,000,000 (excluding the amount thereof covered by insurance) and such judgment, decree or order shall remain unvacated, undischarged and unstayed for more than 60 consecutive days, except while being contested in good faith by appropriate proceedings.

In connection with the issuance of the bonds, Ballard Spahr LLP provided Generation with the legal opinions attached to this report as Exhibit 5.1 and Exhibit 8.1.

A copy of the Underwriting Agreement, dated September 16, 2009, among Generation, Barclays Capital Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein, is filed as Exhibit 1.1 to this report.

Reference is made to each form of Senior Notes attached as Exhibit 4.1 and 4.2 for additional covenants, events of default and other terms and conditions of each of the series of Senior Notes.

Item 8.01	Other Events.

On September 23, 2009, Exelon announced the expiration of its previously announced cash tender offer for any and all of its outstanding $500,000,000 6.75% Senior Notes due May 1, 2011 (Exelon Notes). The offer expired at 12:00 midnight, New York City time, on September 22, 2009. According to information provided by the tender agent, D.F. King & Co., Inc., as of the expiration time, the aggregate principal amount of the Exelon Notes validly tendered pursuant to Exelon’s offer to purchase was $386,572,000. Settlement occurred on September 23, 2009. Exelon intends to call the remaining Exelon Notes for redemption.

On September 23, 2009, Generation announced the expiration of its previously announced cash tender offer for any and all of its outstanding $699,975,000 6.95% Senior Notes due June 15, 2011 (Generation Notes). The offer expired at 12:00 midnight, New York City time, on September 22, 2009. According to information provided by the tender agent, D.F. King & Co., Inc., as of the expiration time, the aggregate principal amount of the Generation Notes validly tendered pursuant to Generation’s offer to purchase was $555,335,000. Settlement occurred on September 23, 2009. Generation intends to call the remaining Generation Notes for redemption.

A copy of the press release announcing the tender results is attached hereto as Exhibit 99.1 to this report and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated September 16, 2009 among Generation, Barclays Capital Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

4.1	Form of 5.20 % Senior Note due 2019.

4.2	Form of 6.25% Senior Note due 2039.

4.3	Indenture dated as of September 28, 2007 from Generation to U.S. Bank National Association, as trustee (File 333-85496, Form 8-K dated September 28, 2007, Exhibit 4.1).

5.1	Exhibit 5 Opinion dated September 23, 2009 of Ballard Spahr LLP.

8.1	Exhibit 8 Opinion dated September 23, 2009 of Ballard Spahr LLP.

99.1	Press Release issued by Exelon and Generation on September 23, 2009

* * * * *

This combined Form 8-K is being filed separately by Exelon and Generation (Registrants). Information contained herein relating to any individual Registrant has been filed by such Registrant on its own behalf. Neither Registrant makes any representation as to information relating to the other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2008 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Second Quarter 2009 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 14; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. The Registrants do not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION EXELON GENERATION COMPANY, LLC

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

September 23, 2009

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated September 16, 2009 among Generation, Barclays Capital Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

4.1	Form of 5.20 % Senior Note due 2019.

4.2	Form of 6.25% Senior Note due 2039.

4.3	Indenture dated as of September 28, 2007 from Generation to U.S. Bank National Association, as trustee (File 333-85496, Form 8-K dated September 28, 2007, Exhibit 4.1).

5.1	Exhibit 5 Opinion dated September 23, 2009 of Ballard Spahr LLP.

8.1	Exhibit 8 Opinion dated September 23, 2009 of Ballard Spahr LLP.

99.1	Press Release issued by Exelon and Generation on September 23, 2009